Exhibit 99.1

Akoya Reports Record Revenue in the Fourth Quarter of 2023 and Provides Full Year 2024 Financial Outlook

March 4, 2024

Q4 2023 revenue $26.5 million and FY 2023 revenue $96.6 million

Guiding FY 2024 revenue range $114.0-118.0 million and operating cash flow breakeven by YE 2024

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the fourth quarter and full year ending December 31, 2023.

"Akoya's successful 2023 performance reflects the high demand for our leading spatial biology solutions and effective execution of our financial and strategic plan," said Brian McKelligon, CEO of Akoya Biosciences. "We expanded our installed base to nearly 1,200 instruments, improved platform speeds, and simplified workflows with new offerings of reagents and analysis tools. We anticipate strong topline growth in 2024 and operating cash flow breakeven by year end."

Fourth Quarter 2023 Financial Highlights

●	Revenue was $26.5 million in the fourth quarter of 2023, compared to $21.2 million in the prior year period; an increase of 25.0%. This increase was primarily due to higher reagents and services revenue.
●	Gross margin was 62.7% in the fourth quarter of 2023, compared to 56.8% in the prior year period. The increase in gross margin was primarily driven by product mix and improved margin on the product business.
●	Operating expense was $26.1 million for the fourth quarter of 2023, compared to $29.6 million in the prior year period; a decrease of 11.8%. The decrease was primarily driven by further realized operating leverage and efficiencies.
●	Operating loss was $9.4 million for the fourth quarter of 2023, compared to an operating loss of $17.6 million in the prior year period; a decrease of 46.6%.
●	$83.1 million of cash and cash equivalents as of December 31, 2023.

Fourth Quarter 2023 Business Highlights

●	Announced a license and distribution agreement with Thermo Fisher Scientific to deliver spatial multiomic workflow by combining Akoya’s market leading spatial biology solutions with ViewRNA technology to enable rapid, whole-slide imaging of RNA and protein biomarkers.
●	Announced the formation of a new Scientific Advisory Board with initial members consisting of global experts in immunobiology: James Allison, Ph.D., former Akoya director Garry Nolan, Ph.D., and Padmanee Sharma, M.D., Ph.D.
●	Announced deployment of the MaxFuse algorithm co-developed by Dr. Garry Nolan and his laboratory at Stanford University for multiomic integration of spatial and single-cell data on the Enable Medicine platform.

Full Year 2023 Financial and Business Highlights

●	Revenue was $96.6 million for the year ended December 31, 2023, compared to $74.9 million in the prior year; an increase of 29.0%.
●	Gross margin was 58.3% for the year ended December 31, 2023, compared to 58.0% in the prior year period.
●	Operating expense was $114.0 million for the year ended December 31, 2023, compared to $109.5 million in the prior year period; an increase of 4.1%.
●	Operating loss was $57.7 million for the year ended December 31, 2023, compared to an operating loss of $66.1 million in the prior year period; a decrease of 12.7%.
●	Instrument installed base of 1,183 as of December 31, 2023 (342 PhenoCyclers, 841 PhenoImagers), compared to an installed base of 934 in the prior year period (254 PhenoCyclers, 680 PhenoImagers); an increase of 26.7%.
●	1,160 total publications citing Akoya’s technology as of December 31, 2023, compared to 772 total publications in the prior year period: an increase of 50.3%.

2024 Financial Outlook

The Company, based on its current plans and initiatives, expects full year 2024 revenue guidance range of $114.0-118.0 million and projects operating cash flow breakeven by year end.

Webcast and Conference Call Details

Akoya will host a conference call today, March 4, 2024, at 5:00 p.m. Eastern Time to discuss its fourth quarter and full year 2023 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our expectations for full year 2024 revenue, our anticipated topline growth in 2024, our ability to achieve operating cash flow breakeven, projected timing for achieving operating cash flow breakeven, our expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and our other products and services, our ability to increase awareness of spatial biology technology, our research and development efforts, our expectations with respect to our current or future RUO or CDx business, and other statements regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Sr. Director, Investor Relations

Akoya Biosciences

investors@akoyabio.com

Media Contact:

Christine Quern

617-650-8497

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$83,125	$74,229
Marketable securities	—	6,989
Accounts receivable, net	16,994	9,729
Inventories, net	17,877	14,486
Prepaid expenses and other current assets	3,794	6,764
Total current assets	121,790	112,197
Property and equipment, net	10,729	10,174
Demo inventory, net	893	2,084
Intangible assets, net	17,412	20,048
Goodwill	18,262	18,262
Operating lease right of use assets, net	8,365	10,785
Financing lease right of use assets, net	1,562	1,490
Other non-current assets	1,356	991
Total assets	$180,369	$176,031
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$25,209	$27,147
Current portion of operating lease liabilities	2,681	3,009
Current portion of financing lease liabilities	767	620
Deferred revenue	6,688	6,279
Total current liabilities	35,345	37,055
Deferred revenue, net of current portion	3,193	2,114
Long-term debt, net	75,254	63,277
Contingent consideration liability, net of current portion	5,765	6,039
Operating lease liabilities, net of current portion	6,238	8,203
Financing lease liabilities, net of current portion	766	675
Other long-term liabilities	38	87
Total liabilities	126,599	117,450
Total stockholders' equity	53,770	58,581
Total liabilities and stockholders' equity	$180,369	$176,031

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Revenue:
Product revenue	$16,691	$15,708	$67,410	$57,650
Service and other revenue	9,796	5,511	29,223	17,209
Total revenue	26,487	21,219	96,633	74,859
Cost of goods sold:
Cost of product revenue	6,031	6,214	25,778	20,947
Cost of service and other revenue	3,836	2,959	14,550	10,522
Total cost of goods sold	9,867	9,173	40,328	31,469
Gross profit	16,620	12,046	56,305	43,390
Operating expenses:
Selling, general and administrative	18,898	20,948	82,381	79,653
Research and development	4,670	6,433	21,889	23,211
Change in fair value of contingent consideration	617	497	1,636	(102)
Depreciation and amortization	1,874	1,759	8,067	6,734
Total operating expenses	26,059	29,637	113,973	109,496
Loss from operations	(9,439)	(17,591)	(57,668)	(66,106)
Other income (expense):
Interest expense	(2,293)	(1,847)	(8,761)	(4,554)
Interest income	913	564	3,489	777
Other expense, net	(5)	(27)	(343)	(635)
Loss before (provision) benefit for income taxes	(10,824)	(18,901)	(63,283)	(70,518)
(Provision) benefit for income taxes	22	26	(40)	(123)
Net loss	$(10,802)	$(18,875)	$(63,323)	$(70,641)
Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.50)	$(1.43)	$(1.87)
Weighted-average shares outstanding, basic and diluted	49,089,712	38,002,409	44,434,570	37,746,915